Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-227251) on Form S-3 and the registration statements (Nos. 333-279467, 333-273710, 333-245036, 333-225154, 333-221267, and 333-215121) on Form S-8 of our reports dated February 20, 2026, with respect to the consolidated financial statements of Lumen Technologies, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Denver, Colorado
February 20, 2026